To the Shareho1ders and Board of Directors
Marina Capital, Incorporated

We have audited the accompanying balance Sheet of Marina Capital, Incorporated, a Utah corporation, as of December 31, 1998 and the related statements of income, retained earnings, and cash flows for the three months then ended. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion an this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marina Capital, Incorporated as of December 31, 1998, and the results of it operations and its cash flows for the three months then ended in conformity with generally accepted accounting principles.



Davis, James and Chase-Kraaima
Certified Public Accountants

February 4, 1999

                                      F-1
PAGE>


                         MARINA CAPITAL, INCORPORATED
                                BALANCE SHEET
                              DECEMBER 31, 1998


                                    ASSETS

Current Assets
     Cash-checking                   $         1,141
     Cash in Trust                           216,301
     Accounts receivable			                   15,000
	    Deposits				                                220

       Total Current Assets                            $  232,662

Other Assets
     Office equipment                           4,101
     Snowbasin land			                     	1,122,989
     Powder Mountain land                      96,000
     San Pete development			                   10,402
     Shupe Williams building                  151,417

       Total Other Assets                                1,384,909

Total Assets                                            $1,617,571


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
     Accrued interest                        $   9,573
     Accounts payable                           16,576
     Payroll taxes payable                       1,001
    	Note payable - Maughan - current	          17,951
     Trust Deposits                             51,100

       Total Current Liabilities                            96,201

Long Term Liabilities
     Note payable - Maughan			                 676,230

      	Total Long Term Liabilities		                       676,230

Total Liabilities                                          772,431

Stockholder's Equity
   Common stock - 30,000,000 shares
      $.001 par value authorized, 3,815,118
      issued (Note 5)                          1,663,676
   Preferred stock - 5,000,000 shares
      no par value authorized, 84,259 issued     220,778
   Deficit Accumulated in the development
      stage                                   (1,039,314)

Total Stockholder's Equity                                  845,140

Total Liabilities and Stockholder's Equity               $1,617,571






                See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORPORATED
                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED December 31, 1998


Revenue
        Commission                                $        3,642
        Interest                                           2,874
        Rent                                               2,100
        Sale of Ski Inn land                              15,000

Total Revenue                                             23,616

Operating expenses
   Abandoned projects                                      1,781
   Accounting                                              8,767
   Advertising and promotion                               9,679
   Commissions                                             9,307
   Consulting                                              5,765
   Dues and registrtions                                   1,082
   Interest and Bank fees                                 83,544
   Legal                                                  12,615
   Office expenses                                        18,298
   Miscellaneous                                           2,336
   Rent                                                   10,084
   Taxes                                                  20,778
   Travel and entertainment                               26,763
   Telephone                                              15,460
   Salaries                                               17,919
   Insurance                                               5,645
   Auto                                                   20,436
   Depreciation                                              456

Total operating expenses                                 424,715

Net loss from operations                               $(401,099)





                See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORPORATED

                 STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 1998


                        COMMON STOCK     PREFERRED STOCK   RETAINED EARNINGS

Balance  1-1-98         $   853,111          $320,000        $  (638,215)

Stock Issued                810,565           (99,222)          (401,099)

Balance 5-31-98         $ 1,663,676          $220,778        $(1,039,314)







                See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORAORATED

                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1998


OPERATING ACTIVITIES

Net loss                                                 $(401,099)

 Changes in operating assets and liabilities
     Accounts receivable                                   181,102
     Accounts payable and accrued expenses                 (69,846)
     Depreciation                                              456

Net cash used from operating activities                   (289,387)

INVESTING ACTIVITIES

Sale of land                                                24,000
Change in other assets                                    (145,438)

Net cash used in investing activities                     (121,438)


FINANCING ACTIVITIES

Principal payments on debt                                (142,919)
Capital stock                                              711,343

Net cash provided in financing activities                  568,424

Change in cash                                             157,599

Cash at beginning of year                                    8,743
Cash at end of year                                       $166,342

SUPPLEMENTAL DISCLOSURES

Non-cash investing activities- None

Operating activities reflect
         Interest                                         $ 83,544
         Taxes                                            $      0




                See accompanying notes and accountants' report.

                         MARINA CAPITAL, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A.   Nature of Business

     The company was incorporated in Utah on March 5, 1996. The purpose of the company is to invest in and develop various real estate and other business opportunities. The company has several projects in various stages of development.

B.   Income Taxes

     The company elected subchapter-S status at inception. This election has been terminated as of January 1, 1997. There are no tax liabilities at this time, as the company has loss carryovers of $815,471.

C.   Accounting Methods

     The company uses the accrual method of accounting. Development and organization costs are capitalized and amortized or expensed according to generally accepted accounting principles.

D.   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results differ from these estimates.


NOTE 2 - RELATED PARTY TRANSACTIONS

The Company was organized by Richard V. Murray and Larry R. Walker. Salaries and expense allowance totaling $169,200 have been paid to these individuals. They are currently working to develop the company with compensation of $6,250 each month.

                         MARINA CAPITAL, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1998


NOTE 3 - NOTES PAYABLE

The company has the following notes outstanding:

                   			     Rate	   Current    Long-Term      Total

Maughan Family	    (1)    8.25%	   17,951	     676,230       694,181


	1.   Secured by Snowbasin Land - first position

       		5 year repayment schedule

          		1999		    $    17,951
		          2000		         19,451
		          2001 	      		656,779
                  				$  	694,181


NOTE 4 - DEVELOPMENT COSTS

The Company has incurred development costs on various development projects. These costs have been capitalized and will be expended when the related projects are sold or abandoned. Total costs are $304,732.


NOTE 5 - SHUPE WILLIAMS BUILDING DEVELOPMENT

Marina Capital, Incorporated has formed two Limited Liability Companies to own and manage the Shupe Williams building project. The Shupe Williams building was purchased by Shupe Williams Plaza, LLC. Shupe Williams Plaza, LLC is 100% owned
by Marina Holding, LLC.   Marina Holding, LLC is 100% owned by Marina Capital,
Incorporated. Neither LLC has any other assets or liabilities other than the Shupe Williams Building.


NOTE 6 - CONTINGENT LIABILITIES

Ogden City Corporation and the Ogden City redevelopment Agency each hold a $250,000 trust deed note on the Shupe Williams Building and adjacent lot. said notes will be deemed satisfied upon sufficient completion of the project as specified in the purchase agreement. The Company is also subject to restrictions on transfer of the building.